Exhibit 10.1

MatrixOne Sales Compensation Plan

Amendment

Employee:	Janet Heppner-Jones, Senior Vice President, Worldwide Field Operations
Effective:	January 3, 2005

Compensation Plan Details:

•	Significant change in compensation and structure assumes a commitment through FY06.

•	Annual base salary of $275,000.

•	Annual guarantee of $50,000.

•	Monthly car allowance of $1,000.

•	Quarterly bonus opportunity of $20,000

As this plan is being implemented mid year and the employee’s former plan provided an annual bonus opportunity of $70,000 based on company profitability, the quarterly bonus in each of Q3 and Q4 for FY05 will be $35,000. If the quarterly goal is not achieved in one quarter, the employee may recapture that quarter’s bonus in the subsequent quarter provided 100% of the year-to-date goal is achieved by the end of the subsequent quarter. To provide an annual opportunity of $80,000, the employee will be eligible for a spot bonus of $10,000 based on achievement of the Q2 software revenue goal of $15,250,000. The FY05 worldwide software license goal for Q1 was $13,000,000 and for Q3 is $17,000,000 and for Q4 is $18,250,000 (adjusted for Centor asset purchase).

•	Monthly incentive payments as opposed to quarterly incentive payments as provided in the current plan.

•	Revised PCR’s as follows:

•	Up to $63.5m, the PCR will be 0.1708% adjusted from 0.1721% due to the addition of the Centor.

•	Over $63.5m and up to $66.7m, the PCR is 2.8321% as compared to 1.6524% in the current plan.

•	Over $66.7m the PCR is 3.2052% as compared to 1.6524% in the current plan.

•	Quarterly PCR accelerator

If the quarterly software revenue goal is achieved, the amount over the quarterly goal will be paid at the higher of the designated PCR noted above or 1.15%.

Along with the details provided above, this Plan is governed by all applicable terms and conditions described in the MatrixOne Sales Compensation Plan Fiscal Year 2005. The Company reserves the right, in its sole discretion, at any time, to amend, alter, or terminate this Plan.

PLAN ACKNOWLEDGEMENT

Employee Signature: /s/ Janet Heppner-Jones	Date:	1/25/05

Manager Signature: /s/ Mark F. O’Connell	Date:	1/25/05

Human Resources Signature: /s/ Maureen Giggey	Date:	1/25/05